UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2022

Immuneering Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40675	26-1976972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Main St.

Second Floor

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

(617) 500-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, Biren Amin notified Immuneering Corporation (the “Company”) that he plans to step down as Chief Financial Officer, principal financial officer, principal accounting officer and Treasurer of the Company to pursue another professional opportunity. Mr. Amin will continue to serve as the Company’s Chief Financial Officer, principal financial officer, principal accounting officer and Treasurer through August 10, 2022 (the “Separation Date”). Mr. Amin’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On July 24, 2022, the Board of Directors of the Company appointed Mallory Morales, the Company’s Vice President, Finance, as principal financial officer, principal accounting officer and Treasurer of the Company, contingent and effective upon Mr. Amin ceasing to serve as the Company’s Chief Financial Officer, principal financial officer, principal accounting officer and Treasurer (the “Effective Date”).

On July 25, 2022, the Company and Ms. Morales entered into a letter agreement (the “Letter Agreement”) pursuant to which, effective upon the Effective Date, Ms. Morales will be entitled to receive $30,000 in cash paid in two equal installments on August 15, 2022 and November 15, 2022, subject to her continued service with the Company through each such payment date, and, subject to approval by the Company’s Board of Directors, an option to purchase 10,000 shares of the Company’s Class A common stock. Ms. Morales will also enter into the Company’s standard indemnification agreement for officers.

Ms. Morales, 39, has served as the Company’s Vice President, Finance since May 2021. Prior to joining the Company, Ms. Morales served as Strategic Finance Business Partner at Gilead Sciences, Inc. (“Gilead”), a biopharmaceutical company, from October 2020 to May 2021, where she oversaw the integration of the research and development organization of Immunomedics, Inc. (“Immunomedics”) following its acquisition by Gilead in October 2020. From April 2018 to October 2020, she served as Director and Assistant Controller at Immunomedics, an antibody drug conjugate company, where she oversaw the annual operating budget, forecasting and planning. From May 2014 to April 2018, Ms. Morales held roles of increasing seniority at L’Oréal S.A. (“L’Oréal”), a personal care company, most recently as Director of Finance and Global Brand Controller, L’Oreal Professional Products Division, where she oversaw and managed all financial and accounting functions. Ms. Morales is a CPA and began her career as an auditor for Pricewaterhouse Coopers. She earned her B.S. in Accounting and Business with honors from the State University of New York at Albany.

The foregoing description of the Letter Agreement is qualified in its entirety by the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No	Description
10.1	Letter Agreement, by and between Immuneering Corporation and Mallory Morales, dated as of July 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: July 25, 2022	By:	/s/ Benjamin J. Zeskind
	Name:	Benjamin J. Zeskind, Ph.D.
	Title:	Co-Founder, President, Chief Executive Officer